Exhibit 99.1

CORE Reports Third Quarter Results

HOUSTON--(BUSINESS WIRE)--May 19, 2011--Contango ORE, Inc. (“CORE”) (OTCBB:CTGO) reported a loss for the three months ended March 31, 2011 of $140,394 or $.09 per basic and diluted share, compared to a loss of $306,134, or $0.20 per basic and diluted share, for the same period last year.

For the nine months ended March 31, 2011, the Company reported a loss of approximately $1.3 million, or $0.83 per basic and diluted share, compared to $573,569, or $0.37 per basic and diluted share, for the same period last year.

Kenneth R. Peak, the Company’s Chairman and Chief Executive Officer, said “Our airborne magnetic and electromagnetic geophysical program over our Tetlin Reservation properties in Alaska was completed on May 17, with data now being processed to guide us in our on-ground drilling and exploration program. Our on-ground surveillance program of our prospective rare earth properties is also underway.”

Below are the Company’s results of operations for the three and nine months ended March 31, 2011 and 2010, and for the period from inception (October 15, 2009) through March 31, 2011:

					Period from
	Three Months Ended		Nine Months Ended		Inception
	March 31,		March 31,		(October 15, 2009) to
	2011	2010	2011	2010	March 31, 2011

EXPENSES:
Delay Rentals	$29,277	$64,238	$101,939	$128,475	$294,651
Exploration expenses	15,139	241,896	940,601	428,340	1,818,363
Other operating expenses	-	-	82,355	15,077	112,840
Stock-based compensation expense	36,389	-	48,519	-	48,519
General and administrative expenses	59,589	-	125,345	1,677	127,022
Total expenses	140,394	306,134	1,298,759	573,569	2,401,395

NET LOSS	$140,394	$306,134	$1,298,759	$573,569	$2,401,395

LOSS PER SHARE
Basic and diluted	$0.09	$0.20	$0.83	$0.37	$1.53

WEIGHTED AVERAGE COMMON
SHARES OUTSTANDING
Basic and diluted	1,566,467	1,566,467	1,566,467	1,566,467	1,566,467

Shareholders interested in receiving emails directly from the Company should contact us at contango@contango.com. CORE is a Houston-based company that engages in the exploration in Alaska for gold and associated minerals and rare earth elements. Additional information can be found on our web page at www.contangoore.com.

This press release contains forward-looking statements regarding CORE that are intended to be covered by the safe harbor "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995, based on CORE’s current expectations and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as "expects", “projects”, "anticipates", "plans", "estimates", "potential", "possible", "probable", or "intends", or stating that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved). Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the exploration and the mining industry (for example, operational risks in exploring for, developing mineral reserves; risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future production, costs and expenses; the volatility of natural resources prices, including prices of gold and rare earth elements; the existence and extent of commercially exploitable minerals in properties acquired by CORE; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks and risks related to weather and other natural disasters); uncertainties as to the availability and cost of financing; inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; and the possibility that government policies may change or governmental approvals may be delayed or withheld, including the inability to obtain any mining permits. Additional information on these and other factors which could affect CORE’s exploration program or financial results are included in CORE’s other reports on file with the Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. CORE does not assume any obligation to update forward-looking statements should circumstances or management's estimates or opinions change.

CONTACT:
Contango ORE, Inc.
Kenneth R. Peak, 713-960-1901
www.contangoore.com